Adamis Pharmaceuticals Corporation S-1A

Exhibit 5.1

 September 19, 2013

Adamis Pharmaceuticals Corporation 11455 El Camino Real, Suite 310 San Diego, CA 92130

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing with the Securities and Exchange Commission (the "Commission"), by Adamis Pharmaceuticals Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-1, File No. 333-190798 (as amended, the "Registration Statement"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") under the Securities Act of 1933, as amended, relating to the resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 26,499,996 shares (the “Shares”) of the Company's common stock, $0.0001 par value per share (the "Shares"), in the manner set forth in the Registration Statement. The Shares consist of up to 14,722,220 shares (the “Conversion Shares”) of common stock issuable upon the conversion of the Company’s outstanding secured convertible promissory notes dated June 26, 2013 (the “Notes”), and up to 11,777,776 shares (the “Warrant Shares”) issuable upon the exercise of outstanding warrants of the Company dated June 26, 2013 (the “Warrants”), as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company's certificate of incorporation, as amended and restated to date; the Company’s Bylaws as in effect on the date hereof; the Notes; the Warrants; and certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the issuance of the Notes and Warrants, the Shares and the Registration Statement. We have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We have assumed without investigation the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, the accuracy and completeness of all records made available to us by the Company, and that all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares, (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Shares offered thereby or any Selling Stockholders, (iii) all Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement, and (iv) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares. Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate of an officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Notes, Warrants and the Shares.

The opinions set forth in this letter are limited solely to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and, when (i) the Conversion Shares are issued upon conversion of the Notes in accordance with the terms of the Notes, upon receipt of the consideration contemplated thereby, and (ii) the Warrant Shares are issued upon exercise of the Warrants in accordance with the terms of the Warrants, upon receipt of the consideration contemplated thereby, such Shares will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,
/s/ Weintraub Tobin Chediak Coleman Grodin